Exhibit 99.1

Barnes Group Inc.

Corporate Office

Bristol, CT 06010

Tel: (860) 583-7070

Brian D. Koppy
Investor Relations
(860) 973-2126

Stephen J. McKelvey
Corporate Communications
(860) 973-2132

BARNES GROUP INC. COMPLETES SALE

OF $100 MILLION 3.375% CONVERTIBLE NOTES

Bristol, Connecticut, March 12, 2007 — Barnes Group Inc. (NYSE: B) announced today the closing of the sale of $100 million aggregate principal amount of its 3.375% Convertible Senior Subordinated Notes due 2027. This sale includes the initial purchasers’ exercise of their right to purchase an additional $15 million aggregate principal amount of notes pursuant to their over-allotment option in addition to their commitment to purchase $85 million aggregate principal amount of notes. Barnes Group Inc. is using the proceeds to pay outstanding indebtedness under its revolving credit facility.

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Celebrating its 150th anniversary in 2007, Barnes Group Inc. (NYSE:B) is an international diversified aerospace and industrial components manufacturing and distribution company focused on achieving consistent, sustainable and predictable results. Founded in 1857, Barnes Group consists of three businesses: Barnes Aerospace, Barnes Distribution and Associated Spring. Over 6,600 dedicated employees at more than 65 locations worldwide contribute to Barnes Group Inc.’s success. For more information, visit www.barnesgroupinc.com.

This release may contain certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements. Investors are encouraged to consider these risks and uncertainties as described within the Company’s periodic filings with the Securities and Exchange Commission, including the following: the ability of the Company to integrate newly acquired businesses and to realize acquisition synergies on schedule; changes in market demand for the types of products and services produced and sold by the Company; the Company’s success in identifying and attracting customers in new markets; the Company’s ability to develop new and enhanced products to meet customers’ needs timely; the effectiveness of the Company’s marketing and sales programs; uninsured claims; increased competitive activities that could adversely affect customer demand for the Company’s products; the availability of raw materials at prices that allow the Company to make and sell competitive products; the Company’s ability to execute on capacity expansion and transfer of work initiatives; changes in economic, political and public health conditions worldwide and in the locations where the Company does business; interest and foreign exchange rate fluctuations; increases in fuel prices; regulatory changes; the possibility of declines in the stock market; risks related to consolidation occurring in the Company’s industries; risks related to dependence on government spending for defense-related products; the possibility of a downturn in the automotive industry; risks related to loss or delay in purchases by customers; risks related to pricing leverage of original equipment manufacturers; risks related to not realizing all sales expected from backlog or anticipated orders; the possibility of not recovering all up-front costs related to original equipment manufacturing programs and revenue sharing programs; the possibility of products and services offered by the Company being rendered obsolete; risks related to cost overruns and losses on fixed-price contracts; and the possibilities of loss of key personnel, a shortage of skilled employees and labor problems. The Company assumes no obligation to update any forward-looking statements contained in this release.

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